BUILDING LOAN AGREEMENT MODIFICATION AGREEMENT


         AGREEMENT dated as of this 15th day of November, 1995 by and between FLEET BANK f/k/a FLEET BANK OF NEW YORK, a bank organized and existing under and by virtue of the laws of the State of New York and having its principal banking house located at 69 State Street, City and County of Albany, New York 12201 (herein referred to as the "Lender") and ENVIRONMENT-ONE CORPORATION, a New York corporation with an office and principal place of business at P. O. Box 773, 2273 Balltown Road, Schenectady, New York 12309 (herein called the "Borrower").


                              W I T N E S S E T H:

         WHEREAS, on December 30, 1992, the Lender loaned to the Borrower Three Million and no/100 Dollars ($3,000,000.00) pursuant to a Business Purpose Note (herein called the "1992 Note") dated said 30th day of December, 1992, executed by the Borrower in favor of the Lender; and

         WHEREAS, One Million Two Hundred Thousand and no/100 Dollars ($1,200,000.00) of the 1992 Note proceeds were to be advanced to the Borrower pursuant to the terms of a Building Loan Agreement also dated as of December 30, 1992, executed by the Borrower in favor of the Lender and duly filed in the Office of the Schenectady County Clerk (the "Building Loan Agreement"). As at the date hereof, Seventy-Five Thousand Four Hundred Ninety-Eight and 11/100 Dollars ($75,498.11) remains unadvanced pursuant to the terms of the Building Loan Agreement; and

         WHEREAS, One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00) of the 1992 Note proceeds were to be advanced to the Borrower pursuant to a Loan and Security Agreement (herein called the "1992 Loan Agreement") also dated December 30, 1992, executed by the Borrower in favor of the Lender; and

         WHEREAS, the 1992 Note and the 1992 Loan Agreement were modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement by and between the Borrower and the Lender dated the 23rd day of March, 1994 (the "Modification Agreement"), were further modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement No. 2 by and between the Borrower and the Lender dated the 20th day of March, 1995 (the "Modification Agreement No. 2"); were further modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement No. 3 by and between the Borrower and the Lender dated the 30th day of March, 1995 (the "Modification Agreement No. 3"); and were further modified pursuant to the terms of a Note and Loan and Security Modification Agreement No. 4 by and between the Borrower and the Lender dated the 18th day of October, 1995 (the "Modification Agreement No. 4"). The 1992
Note, as modified pursuant to the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3 and the Modification Agreement No. 4 is hereinafter referred to as the "Note", and the 1992 Loan Agreement, as modified pursuant to the terms of the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3 and the Modification Agreement No. 4 is hereinafter referred to as the "Loan Agreement";

         WHEREAS, the Borrower, as additional collateral security for the repayment of the Note, including interest, executed and delivered to the Lender on December 30, 1992 a mortgage (herein called the "Mortgage") covering those premises described on Schedule A, as well as other property; and

         WHEREAS, the Borrower and the Lender wish to modify the terms and conditions of the Building Loan Agreement to allow the Lender to advance to the Borrower the remaining Seventy-Five Thousand Four Hundred Ninety-Eight and 11/100 Dollars ($75,498.11) of Note proceeds to be advanced pursuant to the terms of the Building Loan Agreement.

         NOW, THEREFORE, in pursuance of said agreement and in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby respectfully acknowledged by the parties, the Borrower and the Lender agree as follows:

         1. Paragraph 8 of the Building Loan Agreement is modified and replaced in its entirety as follows:

         "8. In the case the Project is not completed on or before the 30th day of June, 1996, or if the Borrower is in default pursuant to any of the terms and conditions of this Building Loan Agreement, the Note, the Loan Agreement, the Mortgage or any other instrument of credit or lending between the Borrower and the Lender - the Lender may enter and complete the Project or protect it from whether and from any injury or damage in such manner as it shall deem best, with any expense incurred by the Lender to be and continue as a part of the money to be advanced and secured by the Mortgage; or Lender, at its option, may deem said Mortgage and the amount advanced thereof under and by virtue of this Agreement and the Loan Agreement, to be immediately due and payable; and the determination of said Lender that there has been such failure to proceed diligently with the construction and completion of the Project shall be final for all intents and purposes, as between the parties hereto. Lender shall have no obligation to complete the construction, but if it does, the terms of this paragraph shall apply."

         2. Except as expressly modified hereunder, all the other terms and conditions of the Building Loan Agreement remain in full force and effect.

         3. The undersigned hereby warrants and covenants to the Lender that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Note, the Mortgage, the Building Loan Agreement, the Loan Agreement or any of the documents executed in connection herewith or therewith or the obligations represented or evidenced hereby or thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the year and date above written.

                                                 ENVIRONMENT-ONE CORPORATION


                                                 By: /s/ Angelo Dounoucos
                                                     ---------------------------
                                                     Angelo Dounoucos, President
                                                     and Chief Executive Officer


                                                 By: /s/ Philip Welsh
                                                     ---------------------------
                                                     Philip Welsh, Treasurer


                                                 FLEET BANK


                                                 By: /s/ Kevin P. Harrigan
                                                     ---------------------------
                                                     Kevin P. Harrigan
                                                     Vice President


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF SCHENECTADY    )

         On this 15th day of November, 1995, before me personally appeared Angelo Dounoucos, to me known, who being by me duly sworn, did depose and say that he resides at 720 St. David's Lane, Schenectady, New York 12309, that he is the President and Chief Executive Officer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                        /s/ Susan H. Gisotti
                                                        ------------------------
                                                        Notary Public

                                                      SUSAN H. GISOTTI
                                               Notary Public, State of New York
                                                         No. 4990816
                                               Qualified in Schenectady County
                                             Commission Expires January 13, 1998

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF SCHENECTADY    )

         On this 15th day of November, 1995, before me personally appeared Philip Welsh, to me known, who being by me duly sworn, did depose and say that he resides at 13 Nottingham Way South, Clifton Park, New York 12065, that he is the Treasurer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                        /s/ Susan H. Gisotti
                                                        ------------------------
                                                        Notary Public

                                                      SUSAN H. GISOTTI
                                               Notary Public, State of New York
                                                         No. 4990816
                                               Qualified in Schenectady County
                                             Commission Expires January 13, 1998

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF SCHENECTADY    )

         On this 15th day of November, 1995, before me personally appeared Kevin
P. Harrigan, to me known, who being by me duly sworn, did depose and say that he resides at 201 Autumn Run, Schenectady, New York 12306, that he is a Vice President of FLEET BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                        /s/ Susan H. Gisotti
                                                        ------------------------
                                                        Notary Public

                                                      SUSAN H. GISOTTI
                                               Notary Public, State of New York
                                                         No. 4990816
                                               Qualified in Schenectady County
                                             Commission Expires January 13, 1998